Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

     In connection with the Quarterly Report of Penford Corporation (the “Company”) on Form 10-Q for the period ended February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas D. Malkoski, Chief Executive Officer of the Company, and Steven O. Cordier, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas D. Malkoski

Thomas D. Malkoski
Chief Executive Officer

Dated: April 8, 2005

/s/ Steven O. Cordier

Steven O. Cordier
Senior Vice President and Chief
Financial Officer

Dated: April 8, 2005

     A signed original of this written statement required by Section 906 has been provided to Penford Corporation and will be retained by Penford Corporation and furnished to the Securities and Exchange Commission or its staff upon request.